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                                    EXHIBIT 10.59

                                 TECH SQUARED INC.

                        NONQUALIFIED STOCK OPTION AGREEMENT


     THIS AGREEMENT is made effective the 31st day of May, 1998, between TECH SQUARED INC., a Minnesota corporation (the "Corporation"), and JOEL A. RONNING (the "Optionee").

                                    RECITALS

   WHEREAS, the Corporation desires to improve individual performance by providing long-term incentives and rewards to certain employees, directors and/or consultants of the Corporation; and

   WHEREAS, the Corporation desires to attract, retain and motivate certain employees, directors and/or consultants with experience and ability; and

   WHEREAS, the Corporation desires to align the interests of such persons with those of the Corporation's shareholders.

   NOW, THEREFORE, in consideration of the promises and covenants contained herein, the Corporation and the Optionee hereby agree as follows:

   1.)    GRANT OF OPTION - The Corporation hereby grants to the Optionee, effective as of January 12, 1998 (the "Grant Date"), an option (the "Option") to purchase an aggregate of One Million (1,000,000) shares of Common Stock upon the terms and conditions set forth in this Agreement. The shares of Common Stock subject to the Option are hereinafter referred to as the "Option Shares." The Option IS NOT intended to qualify as an "Incentive Stock Option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This Option is not granted pursuant to any stock option plan.

   2.)    OPTION PRICE - Subject to any adjustments pursuant to the
provisions of this Agreement, the purchase price for the shares subject to the Option is One and 50/100 Dollars ($1.50) per share (the "Option Price"), which price is not less than one hundred percent (100%) of the Fair Market Value (as hereinafter defined) of a single share of Common Stock as of the Grant Date.

   3.)    TERM OF OPTION; TIME OF EXERCISE -

   (a)    The Option shall expire September 1, 2004.

   (b) The Option shall be immediately vested and shall become exercisable in full as of September 1, 1998;

   (c) The Option may be exercised only to the extent the Option has vested at the time of exercise of the Option;

   4.)    EXERCISE OF OPTION - MANNER  -

   (a) Subject to the terms and conditions hereof, the Option may be exercised in whole or in part by written notice to the Company at its offices in Edina, Minnesota, addressed to the attention of the Chief Financial Officer. Such notice will state the election to exercise the Option and the number of

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   Option Shares being purchased, provided that the shares shall be purchased in increments of one hundred (100) shares, and will be signed by the person or persons so exercising the Option. The exercise of the Option will be conditioned upon the receipt from the Optionee (or his heir(s) or legal representative(s)) of a representation that, at the time of such exercise, it is the intent of such person(s) to acquire the Option Shares for investment and not with a view to distribution; provided, however, that the receipt of this representation will not be required upon exercise of the Option in the event that, at the time of such exercise, the Option Shares are covered by an effective registration statement under the Securities Act of 1933, as amended. The certificates for unregistered shares issued for investment will be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company that such restriction is not necessary.

   (b) Notice of exercise of the Option will be accompanied by payment of the full Option Price of the Option Shares being purchased, and the Company will issue and deliver a certificate or certificates representing such shares as soon as practicable after such notice and payment are received. Payment of such Option Price will be made (a) by a check payable to the order of the Company, (b) subject to acceptance by the Board, by the transfer from the Optionee to the Company of previously acquired Common Shares of the Company, issued and outstanding for at least six (6) months prior to exercise, having a then-current aggregate Fair Market Value, determined as of the close of business on the business day preceding the transfer, equal to the Option Price of the shares as to which the Option is exercised, or (c) subject to acceptance by the Board, by any combination of check payment and transfer of previously acquired Common Shares. The certificate or certificates for the shares as to which the Option has been so exercised will be registered in the name of the Optionee (or his heir(s) or legal representative(s)) and will be delivered as aforesaid to or upon the written order of such person(s). In the event the Option is exercised by any person(s) other than the Optionee, such notice will be accompanied by appropriate proof of the authority and right of such person(s) to exercise the Option. All shares purchased upon the exercise of the Option will be fully paid and nonassessable.

   5.) ADJUSTMENTS FOR CHANGES IN COMMON STOCK - In the event that outstanding Common Shares (other than shares held by dissenting shareholders) should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, or if further changes or exchanges of any stock or other securities into which the Common Shares have been changed, or for which they have been exchanged, are made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, reclassification, split up, combination of shares or otherwise), then for each Common Share subject to the Option there will be substituted and exchanged therefor the number and kind of shares of stock or other securities into or for which each outstanding Common Share (other than shares held by dissenting shareholders) is so changed or exchanged. In the event of any such changes or exchanges, if the Board, in its sole discretion, should determine that in order to prevent dilution or enlargement of rights hereunder an adjustment should be made in the number, kind, or option exercise price of the shares or other securities then subject to the Option, such adjustment shall be made and shall be effective and binding for all purposes of this Agreement. In no event shall the excess of the aggregate Fair Market Value of the shares subject to the Option immediately after any substitution, exchange, or adjustment over the aggregate option price of such shares be more than the excess of the aggregate Fair Market Value of all shares subject to the Option immediately before the substitution, assumption, or exchange over the aggregate option price of such shares, nor shall the adjusted Option give the Optionee any additional benefits that the Optionee did not have under the old Option.

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   6.)  NONTRANSFERABILITY OF OPTION - The Option granted under this
   Agreement is not transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution.
   Any attempt to do so will void the Option. The Option is exercisable only by the Optionee or the Optionee's legal representative.

   7.) NO OBLIGATION TO EXERCISE OPTION - The granting of the Option shall impose no obligation upon the Optionee to exercise the Option. Nothing in this Agreement confers upon the Optionee any rights respecting continued employment or limits the Optionee's rights or the Corporation's rights to terminate such employment.

   8.) RIGHTS AS A SHAREHOLDER - No rights of a shareholder of the Company will inhere in the Optionee with respect to any of the Option Shares until this Option is duly exercised as to such shares and the person has become holder of record of such shares. No adjustments will be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date such person becomes the holder of record of such shares.

   9.) WITHHOLDING TAXES - The Optionee acknowledges that under the law in effect as of the date of this Agreement, he will generally realize income for federal and state income tax purposes at the time of the exercise of the Option, and further, that such income may constitute compensation subject to withholding of income taxes. At the time of any exercise of the Option, the Optionee will make arrangements with Company to satisfy any withholding tax obligations resulting from the exercise of the Option.

   10.) GOVERNING LAW - This Agreement will be construed in accordance with and governed by the laws of the State of Minnesota.

   11. FAIR MARKET VALUE - Fair Market Value is defined and determined as follows: (a) if the Company's Common Stock is listed for trading on one or more national securities exchanges or is quoted on the NASDAQ National Market, the reported last sales price on such principal exchange or system on the date in question (if such Common Stock shall not have been traded on such principal exchange on such date, the reported last sales price on such principal exchange on the first day prior thereto on which such Common Stock was so traded); or (b) if the Common Stock is not listed for trading on a national securities exchange and is not quoted on the NASDAQ National Market but is quoted on the NASDAQ Small Cap System or is otherwise traded in the over-the-counter market, the mean of the highest and lowest bid prices for such Common Stock on the date in question (if there are no such bid prices for such Common Stock on such date, the mean of the highest and lowest bid prices on the first day prior thereto on which such prices existed); or (c) if neither (a) nor (b) is applicable, by any means deemed fair and reasonable by the Board of Directors, which determination shall be final and binding on all parties.

   12.) REPRESENTATIONS - The Optionee acknowledges and represents as follows:

   (a) The Option and any Option Shares acquired pursuant to exercise of the Option are being acquired for the Optionee's own account and for investment and not with the view to, or for resale in connection with, any distribution or public offering of the Option Shares within the meaning of the Act or any applicable state securities laws.

   (b)  The Optionee understands that:

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          (1)  Neither the Option nor the Option Shares to be issued upon exercise of the Option have been registered for offering or sale under the Act or any state securities laws;

          (2) The Option and the Option Shares have not been registered under the Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of such laws, and the reliance of the Corporation upon such exemptions is predicated upon the representations, warranties and covenants of the Optionee;

          (3) The Option Shares may not be transferred or resold without registration under the Act and any applicable state securities laws or the existence of an exemption from those registration requirements;

          (4) The records of the Corporation will be marked to prevent any proposed transfer of the Option Shares until there is compliance with the registration requirements of the Act and any applicable state securities laws, or until the Corporation is satisfied that an exemption from such registration requirements is applicable to any proposed transfer and the terms;

          (5) The certificates issued to evidence the Option Shares will bear a legend describing the existence of the restrictions on the transfer of the shares imposed as a result of the registration requirements of the Act and applicable state securities laws; and

          (6) The Corporation has not agreed to register the Option or the Option Shares for distribution under the provisions of the Act or applicable state securities laws, and has not agreed to comply with any exemption under the Act or applicable state securities laws for the resale of the Option Shares.

     (c) By reason of the Optionee's knowledge and experience in financial and business matter in general, and investments in particular, the Optionee is capable of evaluating the merits and risks of an investment in the Option Shares.

     (d) The Optionee realizes that the acquisition of the Option Shares is a long-term investment, and the Optionee must bear the economic risk of such investment for an indefinite period of time.

     (e) Notwithstanding any of the other provisions of this Agreement, the Optionee shall not exercise the Option, and the Corporation will not be obligated to issue the Option Shares to the Optionee hereunder, if the exercise of the Option or the issuance of the Option Shares will constitute a violation by the Optionee or the Corporation of any provisions of any law or regulation of any governmental authority.

     IN WITNESS WHEREOF, the Corporation and the Optionee have executed this Agreement as of the day and year first above written.

CORPORATION:                  OPTIONEE:
TECH SQUARED INC.

By:  /s/ Chuck Reese          /s/ Joel A. Ronning
   -------------------------  ---------------------
Its:  President, COO          Joel A. Ronning